SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                               EXCHANGE ACT OF 1934
                                 (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[X  ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12


                             JACKSONVILLE BANCORP, INC.
                   (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
        (Name(s) of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):
[X  ]	No fee required.
[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
           ___________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ___________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ___________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ___________________________________________________________
        5) Total fee paid:
           ___________________________________________________________


[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
            ___________________________________________________________
        2)  Form, Schedule or Registration Statement No.:
            ___________________________________________________________
        3)  Filing Party:
            ___________________________________________________________
        4)  Date Filed:
            ___________________________________________________________

                                          [LOGO] JACKSONVILLE BANCORP, INC.


April 16, 2003



To Our Shareholders:

The purpose of this letter is to relay a correction to information included in our Proxy Statement, dated April 2, 2003. The biographical information relative to Mr. John W. Rose, a Class 1 director, indicated that he previously "served as special advisor to F.N.B. Corporation (Pennsylvania)", and incorrectly described F.N.B. Corporation as "a NYSE-listed bank holding company in liquidation". In fact, this description should have been a part of the immediately preceding sentence, stating that Mr. Rose is a director of Bay View Capital Corporation, which is a NYSE-listed bank holding company in liquidation. F.N.B. Corporation should have then been described as "a Nasdaq-listed diversified financial services company".

We apologize for this error, and want to ensure that all information available is as accurate as possible.

Sincerely,


/s/ Gilbert J. Pomar, III
Gilbert J. Pomar, III
President & Chief Executive Officer